Exhibit 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment") is effective as of March 30, 2012 (the "Amendment Effective Date"), by and between FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (the "Company"), and FRANK R. MARTIRE (the "Employee") and amends that certain Employment Agreement dated as of March 31, 2009 (the “Agreement”). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.The first sentence of Section 2 of the Agreement is deleted and the following shall be inserted in lieu thereof:
“2.    Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve as Chairman and Chief Executive Officer of the Company.”
2.The second sentence of Section 5(d) of the Agreement is deleted and the following shall be inserted in lieu thereof:

“(d)
Effective as April 1, 2012, Employee's target Annual Bonus under the Annual Bonus Plan shall be no less than 250% of Employee's Annual Base Salary, with a maximum of up to 500% of Employee's Annual Base Salary (collectively, the target and maximum are referred to as the “Annual Bonus Opportunity”). For calendar year 2012, Employee's Annual Bonus Opportunity shall be calculated on the basis of a pro-rated 200% target bonus and a 400% maximum bonus during the period from January 1, 2012 and March 31, 2012 and a pro-rated 250% target bonus and a 500% maximum bonus during the period from April 1, 2012 and December 31, 2012.”

3.    Section 5(e) of the Agreement is deleted and the following shall be inserted in lieu thereof:

“(e)	participation in the Company's equity incentive plan with an increase to the contemplated 2012 grant of $800,000 more than the amount of the 2011 grant;”
IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the Amendment Effective Date.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:	/s/ Michael Gravelle

Its:	Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

FRANK R. MARTIRE
/s/ Frank R. Martire